Exhibit 23.1

PLS CPA, A Professional Corp.

t 4725 MERCURY STREET SUITE 210 t SAN DIEGO t CALIFORNIA 92111 t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341 t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

June 30, 2011

To Whom It May Concern:

We consent to the incorporation by reference in the registration statements on Form 10-K of Global Biotech Corp. of our report dated on June 30, 2011, with respect to the audited financial statements of Global Biotech Corp., included in Form 10-K for the year ended November 30, 2010.

Very truly yours,

/s/ PLS CPA

____________________________

PLS CPA, A Professional Corp.